Exhibit 4.8

                               (Front side)

Incorporated under the laws                                 COMMON STOCK
of the State of Delaware                                    PAR VALUE $.01

NUMBER                                                         SHARES

This Certificate is transferable in                         CUSIP 904000 10 6
New York, New Jersey, Toronto, Montreal                     See Reverse for
Vancouver, Calgary and Halifax                              certain definitions


                   ULTRAMAR DIAMOND SHAMROCK CORPORATION


     This certifies that



     is the owner of

        FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

ULTRAMAR DIAMOND SHAMROCK CORPORATION transferable on the books of the Company in person or by attorney on surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer of Agent and registered by the Registrar.

     Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

/s/  R. R. Hemminghaus               CORPORATE   COUNTERSIGNED AND REGISTERED:
     Chairman of the Board             SEAL       REGISTRAR
       and Chief Executive Officer                  AND        OR
                                                  TRANSFER
                                                               TRANSFER AGENT
                                                                AND REGISTRAR
     Patrick J. Guarino
/s/  Executive Vice President,                  By:              By:
     General Counsel and Secretary


                                             Authorized       Authorized
                                             Signatory        Signatory


                               REVERSE SIDE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common            UNIF GIFT MIN ACT -____Custodian
TENENT -- as tenants by the entireties           (Cust)        (Minor)
JT TEN -- as joint tenants with right of        under Uniform Gifts to Minors
         survivorship and not as tenants
         in common                              Act_________________________
                                                            (State)

  Additional abbreviations may also be used though not in the above list.

For value received, ___________ hereby sell, Pour une contrepartie de valeur,
assign and transfer unto                          ___________________ cede(nt) a

PLEASE INSERT SOCIAL SECURITY OR OTHER    NUMERO D'ASSURANCE SOCIALE QU
   IDENTIFYING NUMBER OF ASSIGNEE

   _____________________________           __________________________

_______________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

_______________________________________________________________________________
NOM ET ADRESSE (Y COMPRIS LE CODE POSTAL) DU CESSIONNAIRE EN CARACTERES D'IMPRIMERIE

________________________________________________________________________________

________________________________________________________________________________
shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________________
actions du capital representees par le present certificat et nomme(nt) irrevocablement

________________________________________________________________________________
attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

________________________________________________________________________________
mandatire pour transferer ces actions aux registres de la societe nomme aux presentes, avec pleins pouvolrs de substitution.

Dated:_________________________         Dated:_________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE
WHATEVER.

AVIS: LA SIGNATURE DU PRESENT FORMULAIRE DE TRANSFERT DOIT CORRESPONDRE EN TOUS POINTS AU NOM ECRIT AU RECTO DU PRESENT CERTIFICAT, SANS MODIFICATION NI AGRANDISSEMENT.

   This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement dated as of June 25, 1992, as it may be amended from time to time (the "Rights Agreement"), between Ultramar Diamond Shamrock Corporation and Registrar and Transfer Company, as successor Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Ultramar Diamond Shamrock Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Ultramar Diamond Shamrock Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a request therefor. Rights beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and by any subsequent holder of such Rights are null and void and nontransferable.

     The authorized shares of Ultramar Diamond Shamrock Corporation include preferred stock. A statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of preferred stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights will be furnished by the Corporation without charge to each stockholder who so requests. Any such request is to be addressed to the Secretary of Ultramar Diamond Shamrock Corporation or to the transfer agent named on the face of this certificate.

W5011.TW